UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
American Equity to issue approximately $250 million of common stock to Brookfield Reinsurance
Increases Brookfield Reinsurance stake in AEL to approximate 16%
On December 29, 2021, American Equity Investment Life Holding Company (the "Company") and Brookfield Asset Management Reinsurance Partners Ltd. (together with its affiliates, "Brookfield Reinsurance") received regulatory approval for Brookfield Reinsurance to increase its Company common stock ownership.
Brookfield Reinsurance currently owns approximately 9.85% of the Company's issued and outstanding common stock, purchased in accordance with the terms of its previously-announced Investment Agreement with the Company. In accordance with the terms of the Investment Agreement, Brookfield Reinsurance has elected to purchase additional shares to bring its total combined ownership to approximately 16% of Company common stock. As a result, the Company expects to issue 6,775,000 shares of its common stock to Brookfield Reinsurance at $37.33 per share, the Company's adjusted book value as of September 30, 2021, in the upcoming business days.
The Company will use its $736 million outstanding share repurchase authorization to offset the Brookfield Reinsurance issuance dilution and to return capital to shareholders.
The latest issuance will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Brookfield Reinsurance represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that it is acquiring the common stock for investment purposes and not with a view to, or for sale in connection with, any distribution thereof. The Company will affix appropriate legends to any certificates evidencing shares it issues to Brookfield Reinsurance.
The forward-looking statements above, such as expects and will, are based on assumptions and expectations that involve risks and uncertainties, including the "Risk Factors" American Equity describes in its U.S. Securities and Exchange Commission filings. American Equity's future results could differ, and it has no obligation to correct or update any of these statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: January 3, 2022	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer